Exhibit 23.2
Cawley, Gillespie & Associates, Inc.
petroleum consultants

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com
February 28, 2011
Brigham Exploration Company
6300 Bridge Point Parkway
Building 2, Suite 500
Austin, Texas 78730
Gentlemen:
As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56961, 333-70137, 333-135073, 333-135028, 333-163501, 333-170669 and 333-170671), Form S-3 (Nos. 333-161455 and 333-165901) and Form S-4 (No. 333-171187)) of Brigham Exploration Company of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.

Very truly yours,

W. Todd Brooker, P.E. Vice President

Cawley, Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693 Fort Worth — Houston — Austin